Exhibit 3.1

BYLAWS
OF
PROTECTION ONE, INC.
(A Delaware Corporation)

(as amended and restated June 24, 2004)

ARTICLE I.

Offices

Section 1.                             PRINCIPAL EXECUTIVE OFFICE. The principal executive office for the transaction of the business of the Corporation shall be located at such place within or without the State of Delaware as shall be fixed from time to time by the board of directors, and if no place is fixed by the board of directors, such place as the president maintains his or her office or as may otherwise be fixed by the president.

Section 2.                             OTHER OFFICES. Branch offices may at any time be established by the board of directors at any place or places where the Corporation is qualified to do business.

ARTICLE II.
Number of Directors

The board of directors shall consist of one or more members. Unless the number of directors shall be fixed in the Certificate of Incorporation, the number of directors shall be fixed from time to time by the board of directors or the stockholders of the Corporation, and unless and until so fixed the number shall be six. Directors need not be stockholders of the Corporation. As used in these Bylaws, the term “authorized number of directors” means the total number of directors which the Corporation would have if there were no vacancies.

ARTICLE III.
Meetings of Stockholders

Section 1.                             PLACE OF MEETINGS. All annual meetings of stockholders and all other meetings of stockholders shall be held at any place within or without the State of Delaware which may be designated by the board of directors, or by the written consent of all persons entitled to vote thereat, given either before or after the meeting and filed with the secretary of the Corporation. Absent such designation or written consent, meetings shall be held at the registered office of the Corporation.

Section 2.                             ANNUAL MEETINGS. The annual meeting of stockholders of the Corporation shall be held in each year on such date and at such time as may be designated from time to time by the board of directors. Directors shall be elected at the annual meeting, and any other business may be transacted which is within the power of the stockholders and allowed by law; provided, however, that unless the notice of meeting, or the waiver of notice of such meeting, sets forth the general nature of any proposal to (i) approve or ratify a contract or transaction with a director or with a corporation, firm or association in which a director has an interest; (ii) amend the Certificate of Incorporation of the Corporation; (iii) approve a reorganization or merger involving the Corporation; (iv) elect to wind up and dissolve the Corporation; or (v) effect a plan of distribution upon liquidation otherwise than in accordance with liquidation preferences of outstanding shares with liquidation preferences, no such proposal may be approved at an annual meeting.

Section 3.                             SPECIAL MEETINGS. Special meetings of the stockholders, for any purpose whatsoever, unless otherwise prescribed by law, may be called at any time by the chairman of the board (if any), by the president, by the board of directors, by any two (2) directors, or by one or more stockholders holding not less than one-tenth (1/10) of the voting power of the Corporation. Upon request in writing specifying the general purpose of such meeting to the chairman of the board (if any), president, vice president or secretary, by any person entitled to call a special meeting of stockholders (other than the board of directors), the officer receiving such notice forthwith shall cause notice to be given to the stockholders entitled to vote at such meeting, in the manner provided in Section 4 of this Article, that a meeting will be held at the time requested by the person or persons requesting a meeting, which date shall be not less than thirty-five (35) nor more than sixty (60) days after the receipt by such officer of the request. No business shall be transacted at a special meeting unless its general purpose shall have been specified in the notice of such meeting; provided, however, that any business may be validly transacted if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote not present in person or by proxy signs a written waiver of notice, a consent to the holding of such meeting, or an approval of the minutes thereof. All such waivers, consents, or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 4.                             NOTICE OF MEETINGS, ANNUAL OR SPECIAL. Except as otherwise provided by law, notice of all meetings of stockholders shall be given in writing to stockholders entitled to vote at the meetings by the secretary, or assistant secretary, or transfer agent (if so authorized by the board of directors) or in the case of the neglect or refusal or other failure so to do by such persons, by any director. A notice may be given to any stockholder either personally or by mail, or by other means of written communication, charges prepaid, addressed to the stockholder at the address of such stockholder appearing on the books of the Corporation or given by the stockholder to the Corporation for the purpose of notice. Notice of any meeting of stockholders shall be sent to each stockholder entitled thereto not less than ten (10) nor more than sixty (60) days before the meeting. The notice shall be deemed given at the time when delivered personally or when deposited in the mail or dispatched by other means of written communication. Such notice shall specify the place, the date and the hour of the meeting and (i) in the case of a special meeting, the purpose or purposes for which the meeting is called; (ii) in the case of an annual meeting, those matters which the Corporation’s board of directors intends, at the time of the giving of the first of such notices, to present to the stockholders for action; and (iii) in the case of a meeting at which directors are to be elected, the names of nominees which the board of directors, at the time of the giving of the first of such notices, intends to present to the stockholders for election. Proof that notice was given shall be made by affidavit of the secretary, assistant secretary, transfer agent or other person who gives such notice, and such proof of notice shall be made a part of the minutes of the meeting. To extent provided by applicable law, such affidavit shall be prima facie evidence of the giving of such notice. A written waiver, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a stockholder at a meeting shall constitute a waiver of notice of such meeting except when the person objects at the beginning of such meeting to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not included in the notice if such objection is especially made at the meeting. If any stockholder shall in person, by attorney thereunto duly authorized, or by a written communication waive notice of any meeting of stockholders, notice of such meeting need not be given such stockholder. It shall not be necessary to state in a notice of any meeting of stockholders as a purpose thereof any matter relating to the procedural aspects of the conduct of such meeting.

Section 5.                             PERSONS ENTITLED TO VOTE. If no record date is fixed by the board of directors pursuant to Section 6 of this Article, the record date for the determination of stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; the record date for determining stockholders for any other purpose shall be at the close of business on the date on which the board of directors adopts the resolution relating thereto.

Section 6.                             RECORD DATE.

(a)                                  In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

(b)                                 In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors. If no record date has been fixed by the board of directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required by the Certificate of Incorporation, these Bylaws, or the General Corporation Law of the State of Delaware, shall be the first date on which a signed consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the board of directors and prior action by the board of directors is required by the Certificate of Incorporation, these Bylaws, or the General Corporation Law of the State of Delaware, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the board of directors adopts the resolution taking such prior action.

(c)                                  In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

Section 7.                             PRESIDING OFFICER.  Unless the board of directors shall otherwise provide in advance of any meeting of stockholders, at each meeting of the stockholders the chairman of the board shall preside; or if none, or if absent or unable to act, the president shall preside; or in the case of the absence or inability to act of the chairman of the board and of the president, a vice president shall preside; or in the case of the absence of inability to act of the chairman of the board, president and a vice president, a director or stockholder, appointed by the stockholders at the meeting, shall preside.

Section 8.                             QUORUM.  The presence at a meeting, in person or by proxy, of the holders of a majority of the shares entitled to vote constitutes a quorum for the transaction of business. The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment of such meeting, notwithstanding the withdrawal of such number of stockholders so as to leave less than a quorum, if any action taken, other than adjournment, is approved by at least a majority of the shares required to constitute a quorum. Except as otherwise required by the Certificate of Incorporation of the Corporation or applicable law, directors of the Corporation shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors and in all matters other than the election of directors, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders.

Section 9.                             ADJOURNED MEETINGS AND NOTICE THEREOF.  Any annual or special meeting of the stockholders, whether or not a quorum is present, may be adjourned from time to time by a vote of the majority of the shares present in person or by proxy. When a meeting is adjourned for thirty (30) days or more, or if a new record date for the adjourned meeting is fixed by the board of directors, notice of the adjourned meeting shall be given to such stockholders of record entitled to vote at the adjourned meeting as in the case of any original meeting. When a meeting is adjourned for less than thirty (30) days, and a new record date is not fixed by the board of directors, it shall not be necessary to give any notice of the time and place of the adjourned meeting or of the business to be transacted thereat other than by announcement at the meeting at which the adjournment is taken, provided that only business which might have been transacted at the original meeting may be conducted at such adjourned meeting.

Section 10.                       VOTING.  Unless otherwise provided by law or in the Certificate of Incorporation, each stockholder entitled to vote is entitled to one vote for each share. Any holder of shares entitled to vote on any matter may vote part of such shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal. If a stockholder fails to specify the number of shares such stockholder is voting affirmatively, it will be conclusively presumed that the stockholder’s approving vote is with respect to all shares which such stockholder is entitled to vote.

Section 11.                       ACTION WITHOUT MEETING. Any action which, under any provision of the General Corporation Law of the State of Delaware, may be taken at a meeting of the stockholders may be taken without a meeting and without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, (i) shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted; and (ii) shall be delivered to the Corporation by delivery to its registered office by hand or by certified or registered mail, return receipt requested, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded; provided, however, that unless the consents of all stockholders entitled to vote have been solicited in writing, if any action is approved by written consent of less than all stockholders entitled to vote, prompt notice shall be given (in the same manner as notice of meetings is to be given) of such action to all stockholders entitled to vote who did not consent in writing to such action; and provided, further, that directors may be elected by written consent only if such consent is unanimously given by all stockholders entitled to vote, except that action taken by stockholders to fill one or more vacancies on the board may be taken by written consent of a majority of the shares entitled to vote in such election.

Section 12.                       PROXIES.  Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy; provided, however, that no such proxy shall be voted or acted upon after 3 years from its date, unless the proxy expressly provides for a longer period. Without limiting the manner in which a stockholder may authorize another person or persons to act for him as a proxy pursuant to this section, the following shall constitute a valid means by which a stockholder may grant such authority:

(a)                                  A stockholder may execute a writing authorizing another person or persons to act for him as proxy. Execution may be accomplished by the stockholder or his authorized officer, director, employee or agent signing such writing or causing his or her signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature.

(b)                                 A stockholder may authorize another person or persons to act for him as proxy by transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder. If it is determined that such telegrams, cablegrams or other electronic transmissions are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information upon which they relied.

Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.

Section 13.                       LIST OF STOCKHOLDERS. It shall be the duty of the Secretary or other officer of the Corporation who shall have charge of its stock ledger, either directly or through another officer of the Corporation designated by him or through a transfer agent or transfer clerk appointed by the board of directors, to prepare, at least ten (10) days before every meeting of the stockholders at which directors of the Corporation are to be elected, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at the place where the meeting is to be held or at another place within the city where the meeting is to be held if such other place is specified in the notice of the meeting. The list shall be produced at and for the duration of the meeting for inspection by any stockholder who shall be present thereat. The original or duplicate stock ledger shall be exclusive evidence of the stockholders entitled to examine such list or the books of the Corporation, or to vote in person or by proxy at such election.

ARTICLE IV.
Directors and Management

Section 1.                             GENERAL POWERS. The business and affairs of the Corporation shall be managed by or under the direction of the board of directors, which may exercise all such authority and powers of the Corporation to do all such lawful acts and things as are not by law, the Certificate of Incorporation of the Corporation or these

Bylaws directed or required to be exercised or done by the stockholders. Without limiting the generality of the foregoing, it is hereby expressly declared that the directors shall have the power and, to the extent required by law, the duty:

(a)                                  To appoint and remove at pleasure all officers, managers, management companies, agents and employees of the Corporation, prescribe their duties in addition to those prescribed in these Bylaws, supervise them, fix their compensation and require from them security for faithful service. Such compensation may be increased or diminished at the pleasure of the directors.

(b)                                 To conduct, manage and control the affairs and business of the Corporation; to make rules and regulations not inconsistent with the Certificate of Incorporation or Delaware law or these Bylaws; and to make all lawful orders on behalf of the Corporation and to prescribe the manner of executing the same.

(c)                                  To appoint by resolution passed by a majority of the authorized number of directors an executive and other committees, each committee to consist of one (1) or more of the directors of the Corporation. The board may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee. The directors may designate by resolution to any such committee any of the powers and authority of the board of directors in the management of the business and affairs of the Corporation; provided, however, that no such committee shall have the power or authority in reference to amending the Certificate of Incorporation of the Corporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the board of directors in accordance with the provisions of the General Corporation Law of the State of Delaware, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series); adopting an agreement of merger or consolidation; recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets; recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution; or amending these Bylaws; and, unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law of the State of Delaware. The executive committee, if any, shall be composed of two (2) or more directors. The provisions of these Bylaws regarding notice and meetings of directors shall apply to all committees.

(d)                                 To designate from time to time the person or persons who may sign or endorse checks, drafts, or other orders for payment of money, notes, or other evidences of indebtedness, issued in the name of, or payable to, the Corporation, and to prescribe the manner of collecting and depositing funds of the Corporation, and the manner of drawing of checks thereon.

(e)                                  To authorize the issuance of stock of the Corporation, from time to time, upon such terms as may be lawful.

(f)                                    To prepare an annual report to be sent to the stockholders after the close of the fiscal or calendar year of the Corporation, which report shall comply with the requirements of law. To the extent permitted by law, the requirements that an annual report be sent to stockholders and the time limits for sending such reports are hereby waived, the directors, nevertheless, having the authority to cause such report to be prepared and sent to stockholders.

Section 2.                             TERM OF OFFICE. Each director shall hold office until the annual meeting of the stockholders next following his election and until his successor is elected and qualified, or until his earlier death, or resignation or removal in the manner hereinafter provided.

Section 3.                             QUORUM AND MANNER OF ACTING. A majority of the directors in office (but in no event less than one-third of the authorized number of directors) shall constitute a quorum for the transaction of business at any meeting, and the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors. A majority of the directors present may adjourn any meeting from time to time. Notice of any adjourned meeting shall be given in the manner provided in Section 5 of this Article.

Section 4.                             VACANCIES. A vacancy in the board of directors exists in case of the happening of any of the following events:

(a)                                  The death, resignation, or removal of any director.

(b)                                 The authorized number of directors is increased.

(c)                                  At any annual, regular, or special meeting of stockholders at which any director is elected, the stockholders fail to elect the full authorized number of directors to be elected at that meeting.

(d)                                 The board of directors declares vacant the office of a director who has been declared of unsound mind by an order of the court or convicted of a felony, or otherwise in a manner provided by law.

All vacancies (other than vacancies created by removal of a director) may be filled by the majority of the remaining directors, though less than a quorum, or by a sole remaining director. Each director so elected shall hold office until his successor is elected at an annual, regular, or special meeting of the stockholders. The stockholders may, by vote or written consent of a majority of the outstanding shares entitled to vote in election of directors, elect a director at any time to fill any vacancy not filled by the directors. If the board of directors accepts the resignation of a director tendered to take effect at a future time, the board of directors or the stockholders may elect a successor to take office when the resignation becomes effective. A reduction of the authorized number of directors does not remove any director prior to the expiration of his term of office.

Section 5.                             MEETINGS OF DIRECTORS.

(a)                                  There shall be no regular meetings of the board of directors unless the board of directors shall establish such regular meetings by duly adopted resolution, and each meeting of the board of directors shall be a special meeting.

(b)                                 All meetings of the board of directors shall be called by the chairman of the board (if any), or the president, or, if both are absent or unable or refuse to act, by any vice president, the secretary or by any two (2) directors.

(c)                                  Written or oral notice of the time and place of special meetings of the board of directors shall be given or delivered personally to each director, or sent to each director by mail or by other form of written or telephonic communication, at least forty-eight (48) hours before the meeting if personal delivery is made or if the telephone, telegraph, cable or telex is used, and at least four (4) days before the meeting if mail is used. If the address of a director is not shown on the records and is not readily ascertainable, notice shall be addressed to such director at the place and city in which the meetings of the directors are regularly held. Proof that notice was given shall be by affidavit of the chairman of the board, president, vice president, secretary or two (2) directors, or of the person acting under the direction of any of the foregoing, who gives such notice and such proof of notice shall be made a part of the minutes of the meeting. Notice of the time and place of holding an adjourned meeting shall be given to absent directors if the time fixed at the meeting which was adjourned for the adjourned meeting is more than twenty-four (24) hours after adjournment. Notwithstanding the foregoing, sufficient notice of a meeting of the board of directors to be held immediately following a stockholders meeting at which one or more directors is elected, may be given by announcement thereof at such stockholders’ meeting.

(d)                                 At the meeting of the board of directors next following each annual meeting of the stockholders, the board shall elect officers.

(e)                                  Notice of a meeting need not be given to any director who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director.  All such waivers, consents, or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

(f)                                    Meetings of the directors may be held at any place within or with out the State of Delaware designated in the notice of the meeting or, if not stated in the notice or if there is no notice, designated by resolution of the board of directors.

(g)                                 The members of the board of directors or of any committee thereof may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such a meeting.

Section 6.                             CONSENT OF DIRECTORS IN LIEU OF MEETING. Any action required or permitted to be taken by the board of directors of the Corporation under the General Corporation Law of the State of Delaware may be taken without a meeting if all members of the board, individually or collectively, consent thereto in writing and the writing or writings evidencing such consent are filed with the minutes of proceedings of the board. Such action by written consent shall have the same force and effect as a unanimous vote of such directors.

Section 7.                             FEES AND COMPENSATION. One or more of the directors may, by resolution of the board of directors, receive a stated salary for services as director and may be allowed a fixed fee, with or without expenses, for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any capacity as an officer, agent, employee or otherwise, and receiving compensation therefor.

Section 8.                             RESIGNATIONS. Any director of the Corporation may resign at any time by giving written notice to the board of directors. The resignation of any director shall take effect at the date of receipt of such notice or at any later date specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 9.                             REMOVAL OF DIRECTORS. Any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares of the Corporation then entitled to vote at an election of directors.

Section 10.                       ELECTION OF OFFICERS; TERM OF OFFICE; QUALIFICATIONS; DUTIES. The officers of the Corporation shall be chosen by the board of directors or, if and to the extent authorized by the board of directors, by the president. The president may also, if and to the extent authorized by the board of directors, fix the compensation of each officer and employee of the Corporation.  Each officer shall hold office until his or her successor is chosen and shall have qualified or until his or her death, or until he or she shall have resigned or shall have been removed in the manner hereinafter provided. Officers may be, but need not necessarily be, selected from the members of the board of directors or from the stockholders. The officers shall each have such powers and duties as are set forth in these Bylaws and as generally pertain to their respective offices, and as from time to time may be conferred upon them by the board of directors. Any number of offices may be held by the same person.

Section 11.                       REMOVAL OF OFFICERS. Any officer may be removed, either with or without cause, at any time, by the board of directors or, if and to the extent authorized by the board of directors, by the president.

Section 12.                       RESIGNATION OF OFFICERS. Any officer may resign at any time by giving written notice to the board of directors. Any such resignation shall take effect at the date of receipt of such notice or at any later date specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 13.                       VACANCIES OF OFFICERS. A vacancy in any office because of death, resignation, removal or any other cause shall be filled in the manner prescribed in these Bylaws for election to such office.

Section 14.                       CHAIRMAN OF THE BOARD. Should the board of directors elect a chairman of the board, he shall, subject to the control of the board of directors, have such supervision, direction and control of the business and other officers of the Corporation as the board of directors may delegate to such officer from time to time. Absent such specific delegation, and unless provided otherwise by resolution of the board of directors, the chairman of the board shall have the duties and authority of a chief executive officer. The chairman of the board shall preside at all meetings of the stockholders, and, if a director, at all meetings of the board of directors.

Section 15.                       PRESIDENT. Should the board of directors elect a president, he shall, subject to the control of the board of directors, have such supervision, direction and control of the business and officers of the Corporation as the board of directors may delegate to such officer from time to time. Absent such specific delegation, and in the absence of the existence of the office of chairman of the board, the president shall have the duties and authority of a chief executive officer, and shall preside at all meetings of the stockholders and, if a director, at all meetings of the board of directors. Should the office of chairman of the board exist, the president shall have such duties and authority as may be granted to such officer by the board of directors or as may be delegated to such officer by the chairman of the board.

Section 16.                       SECRETARY. Should the board of directors elect a secretary, he shall be the custodian of the seal of the Corporation and of the books and records and files thereof, and shall affix the seal of the Corporation to all stock certificates, papers and instruments requiring the same. The secretary shall, in the manner provided by law, keep, or cause to be kept, at the principal executive office, or such other place as the board of directors may order, a minute book of all meetings of directors and stockholders. The secretary shall keep, or cause to be kept, at the principal executive office or at the office of the Corporation’s transfer agent, a share register, or a duplicate share register, showing the names of the stockholders and their addresses, the number and classes of shares held by each, the number and date of cancellation of every certificate surrendered for cancellation.

Section 17.                       CHIEF FINANCIAL OFFICER. Should the board of directors elect a chief financial officer, he shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares. The chief financial officer shall render to the president or the board of directors, whenever such officer or board so requests, an account of the financial condition of the Corporation.

ARTICLE V.
Stock

Section 1.                             CERTIFICATE OF SHARES. Every owner of shares in the Corporation shall be entitled to have a certificate in such form, not inconsistent with the Certificate of Incorporation or any law, as shall be prescribed by the board of directors, certifying the number of shares and class or series owned by such stockholder in the Corporation. Every certificate for shares shall be signed by, or in the name of the Corporation signed by, the chairman or the vice chairman of the board, if any, the president or a vice president, and the chief financial officer or an assistant chief financial officer or treasurer or the secretary or an assistant secretary. Subject to the restrictions provided by law, signatures may be a facsimile and shall be effective irrespective of whether any person whose signature appears on the certificate shall have ceased to be such officer before the certificate is delivered by the Corporation. Each certificate issued shall bear all statements or legends required by law to be affixed thereto.

Section 2.                             TRANSFER OF SHARES. Transfer of shares of the Corporation shall be made only on the books of the Corporation by the registered holder thereof or by such other person as may under law be authorized to endorse such shares for transfer, or by such stockholder’s attorney thereunto authorized by power of attorney duly executed and filed with the secretary or with the transfer agent or transfer clerk. Except as otherwise provided by law, upon surrender to the Corporation or its transfer agent or transfer clerk of a certificate for shares duly endorsed and accompanied by all applicable taxes thereon, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books. The secretary or transfer agent may require that all signatures shall be guaranteed. Whenever any transfer of shares shall be made for collateral security and not absolutely, such facts shall be so expressed in the entry of transfer if, when the certificate or certificate shall be presented to the Corporation for transfer, both the transferor and transferee request the Corporation so to do.

Section 3.                             LOST, STOLEN, DESTROYED OR MUTILATED CERTIFICATES. The holder of any shares of the Corporation shall immediately notify the Corporation of any loss, theft, destruction or mutilation of the certificate therefor. The board of directors shall direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, or upon the surrender of any mutilated certificate, if the Corporation shall not theretofore have received notice that the certificate alleged to have been lost, destroyed or stolen has been acquired by a bona fide purchaser thereof, and the board of directors may, at its discretion, require the owner of the lost, stolen, or destroyed certificate or such owner’s legal representatives to give the Corporation a bond in such sum, limited or unlimited, in such form and with such surety or sureties as the board of directors shall, in its uncontrolled discretion, determine, to indemnify the Corporation against any claim that may be made against it on account of alleged loss, theft, or destruction of any such certificate or the issuance of such new certificate.

Section 4.                             REGISTERED STOCKHOLDERS. Except as otherwise provided by law, the Corporation shall be entitled to recognize as the exclusive owner of shares or other securities of the Corporation, for all purposes as regards the Corporation, the person in whose name the shares or other securities stand registered on its books as the owner, and such person exclusively shall be entitled to receive dividends and to vote as such owner. To the extent permissible under law, the Corporation shall be entitled to hold liable for calls and assessments a person registered on its books as the owner of the shares or other securities, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares or other securities on the part of any person, whether or not it shall have express or other notice thereof.

Section 5.                             REGULATIONS. The board of directors shall have power and authority to make all such rules and regulations not inconsistent with law or with the Certificate of Incorporation as may be deemed expedient concerning the issue, transfer and registration of certificates for shares of the capital stock of the Corporation, and may appoint transfer agents, transfer clerks and registrars thereof.

ARTICLE VI.
Corporate Records—Inspection

Section 1.                             RECORDS. The Corporation shall maintain adequate and correct accounts, books and records of its business and properties. All of such books, records and accounts shall be kept at the Corporation’s principal executive office, as fixed by the board of directors from time to time.

Section 2.                             INSPECTION OF BOOKS AND RECORDS. All books and records of the Corporation shall, to the extent required by law, be open to inspection of directors, stockholders, and voting trust certificate holders, in the manner provided by law.

Section 3.                             INSPECTION OF BYLAWS. The Corporation shall keep in its principal executive office the original or a copy of these Bylaws as amended or otherwise altered to date, which shall be open to inspection by the stockholders at all reasonable times during office hours. The Corporation shall upon the written request of any stockholder furnish to such stockholder a copy of these bylaws as amended to date.

ARTICLE VII.
Seal

The board of directors may adopt a corporate seal, which shall be circular in form, and shall have inscribed thereon the name of the Corporation, the date of its incorporation, the word “Delaware,” and such other words or figures as the board of directors may approve and adopt. The board of directors may alter the corporate seal at any time and from time to time, provided the seal, as altered, conforms with the requirements of this Article.

ARTICLE VIII.
Fiscal Year

The fiscal year of the Corporation shall be as determined by the board of directors from time to time.

ARTICLE IX.
Indemnification

Section 1.                             RIGHT TO INDEMNIFICATION. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans (an “indemnitee”), against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such indemnitee. Subject to Section 3 of this Article, the Corporation shall be required to indemnify an indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if the initiation of such proceeding (or part thereof) by the indemnitee was authorized by the board of directors.

Section 2.                             PREPAYMENT OF EXPENSES. The Corporation shall pay the expenses (including attorneys fees) incurred by an indemnitee in defending any proceeding in advance of its final disposition; provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this Article or otherwise.

Section 3.                             CLAIMS. If a claim for indemnification or payment of expenses under this Article is not paid in full within sixty (60) days after a written claim therefor by the indemnitee has been received by the Corporation, the indemnitee may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the indemnitee was not entitled to the requested indemnification or payment of expenses under applicable law.

Section 4.                             NONEXCLUSIVITY OF RIGHTS. The rights conferred on any person by this Article shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the certificate of incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

Section 5.                             OTHER INDEMNIFICATION. The Corporation’s obligation, if any, to indemnify or advance expenses to any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such person may collect as indemnification or advancement from such other corporation, partnership, joint venture, trust, enterprise or nonprofit entity.

Section 6.                             AMENDMENT OR REPEAL. Any repeal or modification of the foregoing provisions of this Article shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

ARTICLE X.
Amendments

Section 1.                             AMENDMENTS. These Bylaws, or any of them, may be altered, amended or repealed, and new Bylaws may be made, upon the affirmative vote given at a meeting, or the written consent without a meeting, of the holders of record of a majority of the total number of shares of the Corporation voting thereon or, if permitted by the Certificate of Incorporation, by the board of directors.

Section 2.                             RECORDATION. If any Bylaw is adopted, amended or repealed, such action shall be recorded in the Bylaw section of the minute book in the appropriate place.